UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 3, 2008
LAM RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-12933 (Commission File Number)	94-2634797 (IRS Employer Identification Number)
4650 Cushing Parkway
Fremont, California 94538
(Address of principal executive offices including zip code)
(510) 572-0200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
See Item 8.01 below for information related to material definitive agreements entered into by Lam Research Corporation (the “Company”).
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) See Item 8.01 below for information related to compensation arrangements for certain executive officers of the Company.
Item 8.01 Other Events.
     As disclosed in the Company’s Form 10-K for the year ended June 24, 2007, filed on March 31, 2008, a special committee of the Company’s Board of Directors (the “Independent Committee”) concluded its voluntary internal review into the historical stock option granting process followed by the Company. As a result of that review and conclusions reached by the Company, on April 3, 2008, the Company filed a tender offer statement on Schedule TO with the Securities and Exchange Commission. The purpose of the tender offer is to amend certain misdated stock options, which vested after December 31, 2004 (“misdated options”) that had an exercise price which was less than the closing price of the Company’s common stock on the appropriate measurement date determined by the Independent Committee and the Company for financial accounting purposes. Employees eligible to participate in the tender offer will have the opportunity to increase the exercise price of these misdated options to the appropriate fair market value per share on the correct measurement date so as to avoid adverse tax consequences under Internal Revenue Code Section 409A and, as applicable, similar provisions of state law. In exchange for increasing the exercise price of these misdated options, the Company will agree to make a cash payment to employees participating in the tender offer in order to make employees whole for the incremental exercise price increase. The Company expects to amend up to 741,168 misdated options and to make aggregate cash compensation payments of $2,409,023 in January of 2009 pursuant to the tender offer.
     Although current Section 16 officers are generally not eligible to participate in the tender offer, Ernest E. Maddock, Abdi Hariri, Thomas J. Bondur and Martin B. Anstice are eligible to participate because they were not Section 16 officers on the dates the misdated options were granted to them. The Company expects to make cash payments and to amend misdated options to each of Messrs. Maddock, Hariri, Bondur and Anstice as illustrated in the table below:

		Number of Misdated	Expected
Name	Title	Options	Payment in Jan. 2009
Ernest E. Maddock	Senior VP, Global Operations	31,850	$102,649

Abdi Hariri	Group VP Customer Support Business Group	822	$411

Thomas Bondur	Vice President, Global Field Operations	3,500	$12,180

Martin B. Anstice	Senior VP, Chief Financial Officer and Chief Accounting Officer	849	$425

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 3, 2008

LAM RESEARCH CORPORATION
By:	/s/ George M. Schisler, Jr.
George M. Schisler, Jr.
Vice President, General Counsel and Secretary